Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Prospectus Summary—Summary Consolidated Financial and Operating Data,” “Selected Consolidated Financial and Operating Data” and “Experts” and to the use of our report dated February 18, 2005, in Post-Effective Amendment No. 1 to the Registration Statement (Form F-1 No. 333-121531) and related Prospectus of Watchdata Technologies Ltd. for the registration of 6,900,000 shares of its ordinary shares.

/S/    Ernst & Young

Ernst & Young

Hong Kong

April 29, 2005